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                                                                    EXHIBIT 10.3

                                  GAIA-TIETEK
                                  -----------
                               LICENSE AGREEMENT
                               -----------------
                            (APPLICABLE HARD GOODS)

     This License Agreement (hereinafter, this "Agreement") is made and entered into as of December ____, 1995 (the "Effective Date") by and between Gaia Technologies, Inc., a Texas corporation (hereinafter "Licensor"), and TieTek, Inc., a Texas corporation (hereinafter "Licensee").

                              W I T N E S S E T H:

     WHEREAS, Licensor is the owner of Technology (as that term is defined below) relating to the manufacture of Products (as that term is defined below);

     WHEREAS, pursuant to the terms of that one certain Asset Purchase Agreement of even or approximate date herewith executed by and among Licensor and other parties, Licensor is required to grant to Licensee a license of the Technology;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as that term is defined below) hereby agree as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

The following terms shall have the following meanings for purposes of the
Agreement:

     1.1 "Affiliate" means "affiliate" and "insider" as those terms are defined in Section 24.002 of the Texas Business & Commerce Code, except that the term "debtor" shall be substituted with "Payor".

     1.2 "Applicable Hard Goods" shall mean (a) those Products which take the form of oil field mats, marine structures, railroad ties, and other Products all having advanced structural properties derived from or growing out of Technology used to produce railroad cross-ties, and (b) roofing materials. "Applicable Hard Goods" does not include air conditioning pads.

     1.3  "Area of Use" shall mean the entire Universe.

     1.4 "Equipment" shall mean that equipment now or hereafter designed, engineered, acquired, created or employed for the implementation or practice of the Technology or Improvements, including any prototypes thereof.

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     1.5  "Improvements" shall mean additions to or modifications of the
Technology, including, without limitation, additions to or modifications of (a) the methods of manufacturing the Products, (b) the methods of use of the Equipment or the Products, (c) the design of the Equipment or the Products, (d) the construction or fabrication of the Equipment or the Products, and/or (e) the operating procedures which improve the manufacture, design, or operation of the Equipment or the Products. The term "Improvements" includes any patent rights associated with any Improvement.

     1.6 "Parties" shall mean both Licensor and Licensee and "Party" shall mean either of them.

     1.7 "Patents" means (a) United States Patent Numbers 4,191,522, 4,003,408, 4,168,799 and 4,110,420, together with any modifications, Improvements, corrections or substitutions thereto or thereof, and (b) any new patent applications, newly issued patents, patents pending or patent applications, in any way associated therewith.

     1.8  "Products" means any tangible good or thing.

     1.9 "Research and Development" shall mean those activities involved in (a) the testing and evaluation of the Technology and the Products and (b) the development of Improvements.

     1.10 "Technology" shall mean (a) the Patents, (b) the trade secrets, design, instrumentation, technology, method and know-how developed, conceived, owned, acquired and/or reduced to practice by Licensor for materials, processes and methods (including Equipment) to be used in the production, manufacture or refinement of Products, (c) any information, data, or experience relating to the foregoing, including such information, data, or experience relating to the operation and maintenance of the Equipment and the method or procedural steps followed to practice anything described in subparts (a), (b) or (d) hereof, and
(d) any Improvements.

                                   ARTICLE II
                                Grant of License
                                ----------------

     Licensor does hereby grant to Licensee the following (collectively, the
"License"):   (a) a non-exclusive license to incorporate the Technology and all
Improvements into one or more manufacturing facilities owned and operated by Licensee in the Area of Use, (b) an exclusive license to use the Technology to manufacture Applicable Hard Goods, (c) an exclusive license to market, distribute, and sell Applicable Hard Goods, (d) a non-exclusive license to engage in research and development with respect to the Technology, and (e) an exclusive license to otherwise exploit the Technology in the Area of Use for purposes of manufacturing, using, marketing, and selling Applicable Hard Goods. The exercise of all aspects of the License shall be at Licensee's sole cost, risk and expense.

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                                 ARTICLE III
                      Technical and Development Activities
                      ------------------------------------

          3.1 Exchange of Information. Licensor and Licensee hereby mutually agree that, throughout the term of this Agreement, both Parties shall freely exchange all information, data, and results arising from research and development and the manufacture or sale of Applicable Hard Goods which they may develop or which may become known to them, insofar as such activities are applicable to the production of Applicable Hard Goods.

          3.2 Disclosure and Ownership of Improvements. Licensor and Licensee agree to make prompt disclosure to each other of any Improvements, as soon as practicable, but in any case, not more that 90 days following the commencement of activities which lead or may lead to Improvements. Licensor and Licensee mutually agree that in the event that Licensee or Licensor (or any Affiliate of Licensor) shall develop Improvements on the Technology during the term of this Agreement, such Improvements shall be promptly disclosed to the other party and any patents which may mature therefrom shall be owned by Licensor. Licensee shall cause any such Improvements, including any patents thereon, to be assigned to Licensor, who, according to the terms of the License, is required to assign such Improvements to the Licensor. Upon (a) the assignment of any Improvement, including any patents thereon, developed by Licensee to Licensor, or (b) Licensor's disclosure of any Improvements developed by Licensor (or its Affiliate), Licensee shall have the option to acquire, from time to time, for the sum of $10.00, the license to use such Improvements in the same manner and subject to the same restrictions as the License. Licensor shall take all necessary action under the License so that such Improvements are treated as a part of the License. Upon Licensee's exercise of option described above, the licenses so acquired shall be deemed to be included within the defined term "License," and shall be governed by the terms of this Agreement without additional payment. Notwithstanding anything contained in this Agreement to the contrary, Licensee shall have the right, but not the obligation, to patent any Improvement so acquired.

                                   ARTICLE IV
                            Restriction on Licensor
                            -----------------------

          Licensor shall not incorporate or use the Technology, nor license to others any rights to the Technology, for purposes of manufacturing, marketing, distributing, selling or otherwise exploiting Applicable Hard Goods. Licensee shall have the exclusive right to manufacture Applicable Hard Goods using all or any part of the Technology.

                                   ARTICLE V
                    Indemnification Obligations of Licensee
                    ---------------------------------------

          Licensee agrees to indemnify and defend Licensor against any and all liabilities and/or damages that may be incurred as a result of Licensee's use of the Technology under this Agreement. Licensee agrees to hold Licensor harmless for and defend Licensor from any injuries or claims made by virtue of Licensee's employees', subcontractors', distributors' or agents' manufacture, use, or sale of Applicable Hard Goods.

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                                  ARTICLE VI

                            [INTENTIONALLY DELETED]


                                  ARTICLE VII
                                Confidentiality
                                ---------------

          During the performance of each Party's obligations under this Agreement, each Party may obtain information of various types from the other Party. Each Party agrees that all such information, whether technical, financial, business or other nature shall be held in confidence and not used to the detriment of the disclosing Party by the non-disclosing Party nor disclosed to any third party by the non-disclosing Party. This Article VII shall not apply to any information which (a) can be shown by a Party to have been in that Party's possession prior to the date hereof, (b) is now or hereafter (by operation of law) becomes information in the public domain, (c) can be shown by a Party to have been received on a non-confidential basis from a third party who did not acquire same, directly or indirectly, from the other Party, (d) can be shown by a Party to have been developed without access to any confidential information otherwise covered by this Article VII, (e) is required to be disclosed as a matter of law, or (f) is required to be disclosed pursuant to a written agreement between the Parties.

                                  ARTICLE VIII
                         Default; Remedies; Termination
                         ------------------------------

          8.1 Default. Upon the breach of or default under any term of this Agreement by any Party, the non-defaulting Party may give the defaulting Party written notice of such default or breach. After such notice, the defaulting Party shall have thirty (30) days within which to cure such default or breach. If such default or breach is not cured within said thirty day period, then, the non-defaulting Party shall have the right at any time following such thirty (30) day period to submit the issue of whether a default has occurred to mediation (or, if necessary, arbitration) as provided in Article X of this Agreement, and seek an award for damages relating to such default or breach.

          8.2 Breach of Confidentiality Provisions. In the event that either Party knows of a breach of Article VII hereof or has a reason to believe a breach of such Article VII is imminent, then such Party shall, in addition to all other remedies available to it under this Agreement, at law, or in equity, be entitled to an immediate temporary restraining order and preliminary injunction until the rights of such party, can be finally determined by a trial on the merits.

          8.3 Termination. This License shall be irrevocable and perpetual, and may be terminated only by the express written agreement of the Parties.

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                                  ARTICLE IX
                                    Records
                                    -------

          Both Parties shall maintain accurate records on Research and Development and the manufacture of Applicable Hard Goods. Each Party shall provide to the other Party timely summaries of such records to keep each other informed of such Research and Development as required by Paragraph 3.1 hereof.


                                   ARTICLE X
                             Settlement of Disputes
                             ----------------------

          10.1 Mediation. In the event either of the Parties believes the other has committed a breach of this Agreement or the parties cannot agree on an interpretation of one or more provisions of this Agreement, the parties agree to submit same to mediation pursuant to the terms and conditions of the alternative dispute resolution system of Tex. Civ. Prac. & Rem. Code Ann. Sections 152.001 -
154.004. If mediation does not permit the Parties to resolve the dispute between them, then the Parties agree to submit it to binding arbitration in accordance with Paragraph 10.2.

          10.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, which cannot otherwise be resolved between the parties shall be settled by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The award rendered by the Arbitrator(s) may include an award of attorney's fees.

                                   ARTICLE XI
                                 Miscellaneous
                                 -------------

          11.1 Governing Law. The construction and interpretation of this Agreement shall be in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

          11.2 Notice. Any payment, report, communication, request, or notice required or permitted by this Agreement shall be in writing and shall become effective at the time of receipt thereof and shall be addressed to the Parties as follows:

                    (a)  If to Licensor:
                                 Gaia Technologies, Inc.
                                 4710 Bellaire Blvd., Suite 301
                                 Bellaire, Texas  77401
                                 Attention:  Tim Tarillion
                                 Telecopier:  713/662-3728

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                    (b)  If to Licensee:
                                 TieTek, Inc.
                                 4710 Bellaire Blvd., Suite 301
                                 Bellaire, Texas  77401
                                 Attention:  William T. Aldrich
                                 Telecopier:  713/661-1677

Notice may be effected by hand delivery, U.S. mail, or telecopy. Each Party shall have the continuing right to change its address for notice at any time or times by giving ten (10) days' notice in the manner hereinabove described. Notices shall be deemed given only upon actual receipt; however, notice sent by U.S. mail, postage prepaid, certified, return receipt requested shall be deemed received three business days after deposited with the U.S. Postal Service.

          11.3 Amendments. This Agreement shall not be modified, amended or otherwise varied by any oral agreement or representation and all modifications, amendments and variations shall be by an instrument in writing executed by the Parties hereto.

          11.4 Severability. If, contrary to expectation, any term or provision of this Agreement shall be held invalid or unenforceable, the Parties shall endeavor to replace the invalid term or provision by valid term or provision which correspond as nearly as possible to their original economic terms and general intentions. If the Parties fail to agree, either Party may submit the matter to be resolved in accordance with Article X of this Agreement for the purpose of making such modification to this Agreement as Parties (in the case of mediation) or the arbitrator shall consider appropriate to return the Parties as nearly as possibly to their original economic terms and general intentions. The Agreement shall thereafter be read and interpreted to include such modification.

          11.5  Successors and Assigns.  Subject to the restrictions of this
Section 11.5, this Agreement shall be binding on and inure to the benefit of the
Parties hereto and their successors and assigns.   Neither Party shall assign
its rights or delegate its duties under this Agreement without the prior written consent of the other Party.

          11.6 No Partnership. Nothing in this Agreement shall in any way be construed to make Licensor and Licensee partners, joint venturers, agents, servants or employees of one another, and no such relationship is intended.

          11.7 Headings. The headings and subheadings that are in this Agreement are for convenience only and are not to be used in the interpretation of the provisions of this Agreement.

          11.8 Integration. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements between the Parties.

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          IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in duplicate by duly authorized persons to be effective as of the Effective Date.


"LICENSOR"

GAIA TECHNOLOGIES, INC.
A TEXAS CORPORATION


By:  _____________________________
Name:  Tim Tarillion
Title: President


"LICENSEE"

TIETEK, INC.,
A TEXAS CORPORATION



By:  _____________________________
    William T. Aldrich,
    President

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